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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                 May 24, 2001



                      MATTHEWS INTERNATIONAL CORPORATION
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)



         Pennsylvania             0-9115 and 0-24494         25-0644320
 ----------------------------     ------------------        ------------
 (State or other jurisdiction        (Commission           (IRS Employer
      of incorporation)              File Numbers)       Identification No.)



 Two NorthShore Center, Pittsburgh, PA                       15212-5851
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(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:       (412) 442-8200
                                                          --------------



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Item 2.  Acquisition

On May 24, 2001, Matthews International Corporation ("Matthews") acquired the Commemorative Products business of The York Group, Inc. ("York") for
$45 million cash. The purchase price was determined as a result of negotiations between Matthews and York. The transaction was completed through the purchase of certain assets (pursuant to an asset purchase agreement) and stock of subsidiaries under the Commemorative Products segment of York (pursuant to a stock purchase agreement). As part of the transaction, Matthews acquired York's manufacturing facilities in Kingwood, West Virginia and Bryan, Texas. The transaction was financed by Matthews through existing cash on hand and a $30 million bank loan from Mellon Bank, N.A. The acquisition is expected to be accretive to Matthews' earnings immediately.

The assets of the business purchased by Matthews were used in the manufacture and sale of bronze commemorative products, such as bronze memorials. Matthews intends to continue the business as part of its Bronze segment.



Item 5.  Other Events

On May 24, 2001, Matthews International Corporation ("Matthews") and The York Group, Inc. ("York") signed a merger agreement whereby Matthews is to acquire 100% of the outstanding common shares of York for $10 cash per share.
Matthews also agreed to pay up to an additional $1 cash per share based on the excess cash remaining on York's balance sheet as of October 31, 2001. Completion of this transaction, anticipated to occur in the fourth quarter of 2001, is subject to York achieving earnings before interest, taxes, depreciation and amortization ("EBITDA") from its casket operations greater than the same period of the prior year for the nine months ended September 30, 2001; approval of the merger by the shareholders of York; compliance with applicable legal and regulatory requirements; and standard closing conditions. York believes that the interim period prior to closing will permit York to increase the per share value received by shareholders in the merger through the disposition of non-casket operations and other non-operating assets.
York, a leading casket manufacturer in the United States, expects to have annual revenues approximating $130 million following the sale of its other operating businesses. The acquisition is expected to be accretive to Matthews' earnings in its first year. Thomas J. Crawford, President and Chief Executive Officer of York, is expected to lead the casket operations after the acquisition.






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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements

It is impracticable for the Registrant to provide the required financial statements for the acquired business at the time this report is being filed. Financial statements required pursuant to this Item and the requirements of the Securities Exchange Act of 1934 will be filed by amendment to this Report within 60 days from the filing of this Report as permitted by Item 7(a)(4) of Form 8-K.


(b)  Pro Forma Financial Information

It is impracticable for the Registrant to provide the required pro forma financial information at the time this report is being filed. Pro Forma financial information required pursuant to this Item and the requirements of the Securities Exchange Act of 1934 will be filed by amendment to this Report within 60 days from the filing of this Report as permitted by Item 7(b)(2) of Form 8-K.


(c)  Exhibits

The following Exhibits to this report are filed herewith:

Exhibit
  No.      Description
-------    -----------
10.1	Matthews International Corporation, Empire Stock Corp., and
The York Group, Inc., Stock Purchase Agreement, dated as of
           May 24, 2001
10.2	Matthews International Corporation, Empire Stock Corp., The
York Group, Inc., York Bronze Company and OMC Industries,
           Inc., Asset Purchase Agreement, dated as of May 24, 2001
10.3	Agreement And Plan Of Merger By And Among Matthews International
          Corporation, Empire Merger Corp. and The York Group, Inc., dated as of May 24, 2001
 99.1      Press Release - Commemorative Products
 99.2      Press Release - Merger



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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                       By  Edward J. Boyle
                                           ----------------------------------
                                           Edward J. Boyle
                                           Vice President, Accounting &
                                            Finance, Treasurer and Secretary




Date: June 8, 2001